Exhibit 10.10.4

FOURTH AMENDMENT TO LEASE

THIS FOURTH AMENDMENT TO LEASE AGREEMENT (this “Fourth Amendment”) is made as of January 6, 2016 by and between ARE-SAN FRANCISCO NO. 19, LLC, a Delaware limited liability company (“Landlord”), and TWIST BIOSCIENCE CORPORATION, a Delaware corporation (“Tenant”).

RECITALS

A. Landlord and Tenant are parties to that certain Lease Agreement dated as of July 26, 2013, as amended by that certain First Amendment to Lease dated as of August 7, 2013, as further amended by that certain Second Amendment to Lease dated as of May 19, 2015, and as further amended by that certain Third Amendment to Lease dated as of September 23, 2015 (the “Third Amendment”) (as amended, the “Lease”). The contingency to the effectiveness of the Third Amendment has been satisfied and, pursuant to the Lease, Tenant leases from Landlord certain premises consisting of approximately 12,979 rentable square feet (the “Premises”) in a building located at 455 Mission Bay Boulevard South, San Francisco, California (“Building”). The Premises are more particularly described in the Lease. Capitalized terms used herein without definition shall have the meanings defined for such terms in the Lease.

B. Landlord and Tenant desire, subject to the terms and conditions set forth below, to extend the Term of the Lease through September 30, 2019 (the “Extended Expiration Date”).

NOW, THEREFORE, in consideration of the foregoing Recitals, which are incorporated herein by this reference, the mutual promises and conditions contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

1. Term. The expiration date of the Term of the Lease is hereby extended until the Extended Expiration Date. Tenant’s occupancy of the Premises through the Extended Expiration Date shall be on an “as-is” basis and Landlord shall have no obligation to provide any tenant improvement allowance or to make any alterations to the Premises.

2. Base Rent. Notwithstanding anything to the contrary contained in the Lease, Tenant shall be required and continue to pay Base Rent as provided in the Lease through September 30, 2016. Commencing on October 1, 2016, the Base Rent payable under the Lease shall increase to $4.45 per rentable square foot of the Premises per month. On October 1, 2017, and October 1, 2018 (each, a “Fourth Amendment Adjustment Date”), the Base Rent payable under the Lease shall be increased by multiplying the Base Rent payable immediately before such Fourth Amendment Adjustment Date, by 3% and adding the resulting amount to the Base Rent payable immediately before such Fourth Amendment Adjustment Date.

3. Parking. The Parking Charges payable pursuant to Section 10 of the Lease shall continue to increase by 3% on each Parking Charge Adjustment Date, as provided in Section 10, through the Extended Expiration Date.

4. Extension Rights. Section 39 of the Lease is hereby deleted in its entirety and is null and void and of no further force or effect and Tenant has no further right to extend the Term of the Lease.

5. Disclosure. For purposes of Section 1938 of the California Civil Code, as of the date of this Fourth Amendment, Tenant acknowledges having been advised by Landlord that the Project has not been inspected by a certified access specialist.

6. OFAC. Tenant and all beneficial owners of Tenant are currently (a) in compliance with and shall at all times during the Term of the Lease remain in compliance with the regulations of the Office of Foreign Assets Control (“OFAC”) of the U.S. Department of Treasury and any statute, executive order, or regulation relating thereto (collectively, the “OFAC Rules”), (b) not listed on, and shall not during the term of the Lease be listed on, the Specially Designated Nationals and Blocked Persons List, Foreign Sanctions Evaders List or the Sectoral Sanctions Identifications List, which are all maintained by OFAC and/or on any other similar list maintained by OFAC or other governmental authority pursuant to any authorizing statute, executive order, or regulation, and (c) not a person or entity with whom a U.S. person is prohibited from conducting business under the OFAC Rules.

7. Brokers. Landlord and Tenant each represents and warrants that it has not dealt with any broker, agent or other person (collectively, “Broker”) in connection with the transaction reflected in this Fourth Amendment. Landlord and Tenant each hereby agrees to indemnify and hold the other harmless from and against any claims by any Broker claiming a commission or other form of compensation by virtue of having dealt with Tenant or Landlord, as applicable, with regard to this Fourth Amendment.

8. Miscellaneous.

a.

This Fourth Amendment is the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous oral and written agreements and discussions. This Fourth Amendment may be amended only by an agreement in writing, signed by the parties hereto.

b.	This Fourth Amendment is binding upon and shall inure to the benefit of the parties hereto, and their respective successors and assigns.

c.

This Fourth Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one and the same instrument. The signature page of any counterpart may be detached therefrom without impairing the legal effect of the signature(s) thereon provided such signature page is attached to any other counterpart identical thereto except having additional signature pages executed by other parties to this Fourth Amendment attached thereto.

d.

Except as amended and/or modified by this Fourth Amendment, the Lease is hereby ratified and confirmed and all other terms of the Lease shall remain in full force and effect, unaltered and unchanged by this Fourth Amendment. In the event of any conflict between the provisions of this Fourth Amendment and the provisions of the Lease, the provisions of this Fourth Amendment shall prevail. Whether or not specifically amended by this Fourth Amendment, all of the terms and provisions of the Lease are hereby amended to the extent necessary to give effect to the purpose and intent of this Fourth Amendment.

(Signatures on next page)

IN WITNESS WHEREOF, Landlord and Tenant have executed this Fourth Amendment as of the day and year first above written.

TENANT:

TWIST BIOSCIENCE CORPORATION,
a Delaware corporation

By: /s/ William Charles Banyai
Its: Chief Operating Officer

LANDLORD:

ARE-SAN FRANCISCO NO. 19, LLC,
a Delaware limited liability company

By:	ALEXANDRIA REAL ESTATE EQUITIES, L.P.,
a Delaware limited partnership,
its managing member

	By:	ARE-QRS CORP.,
a Maryland corporation,
its general partner

By: /s/ Eric S. Johnson
Its: Senior Vice President Real Estate Legal Affairs

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